UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2011

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 27, 2011, Best Buy Europe, a venture between Best Buy Co., Inc. (“Best Buy” or the “registrant”) and Carphone Warehouse Group plc (“CPW”), which is owned 50% by the registrant, entered into a £400 million ($654 million based on the exchange rate in effect on July 27, 2011) unsecured revolving credit facility agreement (the “Agreement”) with ING Bank N.V., London Branch, as agent, and a syndicate of banks to finance the working capital needs of Best Buy Europe. The Agreement is guaranteed by certain subsidiaries of Best Buy Europe. The Agreement expires on July 27, 2015.

Interest rates under the Agreement are variable, based on the London Interbank Offering Rate (LIBOR) plus an applicable margin based on Best Buy Europe’s fixed charges coverage ratio (currently 1.4%). The Agreement includes a commitment fee of 40% of the applicable margin on unused available capacity, as well as a utilization fee ranging from 0.0% to 0.5% of the aggregate amount outstanding based on the percentage of the aggregate amount outstanding  to the total revolving credit facility. The Agreement also required an initial arrangement fee of 0.75%.

The Agreement is not guaranteed by Best Buy Co., Inc., or any subsidiary, nor does it provide for any recourse to the registrant. The Agreement contains customary affirmative and negative covenants. Among other things, these covenants restrict or prohibit Best Buy Europe’s ability to incur certain types or amounts of indebtedness, make material changes in the nature of its business, dispose of material assets, make guarantees, or engage in a change in control transaction. The Agreement also contains covenants that require Best Buy Europe to comply with a maximum annual leverage ratio and a maximum fixed charges coverage ratio.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement which is attached hereto as Exhibit No. 4.1 and incorporated herein by reference.

The Agreement described above will replace the £350 million receivables financing facility (the “ERF”) between a subsidiary of Best Buy Europe and a syndicate of banks, including Barclays Bank PLC acting as administrative agent. The ERF was originally scheduled to expire on July 3, 2012. The Agreement will also replace Best Buy Europe’s £125 million revolving credit facility (the “RCF”) with one of the registrant’s subsidiaries and CPW as lenders. The RCF was originally scheduled to expire in March 2013.

Some of the matters discussed in this Current Report on Form 8-K (including Exhibit 4.1) constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of CPW, the registrant and/or its management. The registrant’s business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to, the risk factors set forth in the registrant’s filings with the SEC.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit
4.1	£400,000,000 Facility Agreement, made between Best Buy Europe Distributions Limited and ING Bank N.V., London Branch, as agent, and a syndication of banks, as filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: August 2, 2011	By:	/s/ SUSAN S. GRAFTON
Susan S. Grafton
Senior Vice President, Controller and Chief Accounting Officer